Exhibit 23.2

John T. Boyd Company Mining and Geological Consultants

Chairman
James W. Boyd

President
John T. Boyd II

CEO
Carlos F. Barrera

Managing Director and COO
Ronald L. Lewis

Vice Presidents
Robert J. Farmer
Jisheng (Jason) Han
John L. Weiss
Michael F. Wick
William P. Wolf

Managing Director - Australia
Jacques G. Steenekamp

Managing Director - China
Rongjie (Jeff) Li

Managing Director - North LATAM
Alejandro Echavarría

Pittsburgh
4000 Town Center Boulevard, Suite 300
Canonsburg, PA  15317
(724) 873-4400
(724) 873-4401 Fax
jtboydp@jtboyd.com

Denver
(303) 293-8988
jtboydd@jtboyd.com

Brisbane
61 7 3232-5000
jtboydau@jtboyd.com

Beijing
86 10 6500-5854
jtboydcn@jtboyd.com

Bogota
+57-3187072308
jtboydcol@jtboyd.com

www.jtboyd.com
May 13, 2026
File: 3871.010

Atlas Energy Solutions Inc.
5918 W. Courtyard Drive, Suite 500
Austin, TX 78730

Subject:	Consent to be Named in Annual Report and Registration Statement

Ladies and Gentlemen:

The undersigned hereby consents to the references to our firm in the form and context in which they appear in this Registration Statement on Form S-8 pertaining to the Atlas Energy Solutions Inc. Employee Stock  Purchase Plan (the “Registration Statement”). We hereby further consent to (i) the incorporation by reference into the Registration Statement (including any amendment thereto, any related prospectus and any related prospectus supplement) of information contained in our reports setting forth the estimates of reserves of the (a) OnCore Plants of Hi-Crush Operating, LLC (f/k/a Hi-Crush Inc.) (“Hi‑Crush Operating”) as of December 31, 2024, (b) Kermit Mine of Hi-Crush Operating as of December 31, 2023, and (c) Kermit and Monahans Mines of Atlas Sand Company, LLC  as of December 31, 2023, in each case included in Atlas Energy Solutions Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission.

Respectfully submitted,

JOHN  T.  BOYD  COMPANY

By: /s/ Ronald L. Lewis
Ronald L. Lewis
Managing Director and COO